Exhibit 23.1

June 8, 2012

To Whom It May Concern:

The firm of Mike Cronin, CPA, consents to the inclusion of his report dated February 20,  2012 accompanying  the audited  financial  statements  of New Global Energy, Inc. as of January 31, 2012, along with interim financial statements through April 30, 2012 in the Registration Statement on Form S-1, with the U.S.  Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,

/s/ Mike Cronin
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Mike Cronin, CPA